Exhibit 99.1

P R E S S  R E L E A S E

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES IMPROVED RESULTS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2003 AND RAISES GUIDANCE
FOR THE FIRST QUARTER OF 2004

Hillsboro, Oregon – February 5, 2004 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter and year ended December 31, 2003.

Highlights for the Quarter Ended December 31, 2003:

•        Revenue grew 13% over the third quarter of 2003 to $89.0 million due to strong seasonal demand in the wireless handset and wireless LAN markets and increased revenue from the infrastructure market.

•        Net profit after tax of $8.9 million, resulting in diluted earnings per share of $0.06 on the basis of accounting principles generally accepted in the U.S. (GAAP).

•        Gross margins improved 270 basis points sequentially to 32.5%.

•        Record number of SAW filters shipped in the quarter.

•        First volume shipments of GSM power amplifier modules.

•        Continued improved financial performance for TriQuint Optoelectronics with its third consecutive quarterly increase in revenue.

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Summary Financial Results for the Quarter:

•      The revenue, gross margin and EPS are all significantly improved over the results for the third quarter of 2003 and are at or above the guidance given on December 10, 2003, due to strong results in December.

•        Revenue in the quarter of $89 million, up 13% over third quarter of 2003 and up 22.4% over the fourth quarter of 2002 is the Company’s highest quarterly revenue since the first quarter of 2001.

•        The gross margin improved to 32.5%, compared to 29.8% in the third quarter of 2003, principally due to increased volume.

•        Operating expenses, consisting of engineering, research and development, sales and marketing, and administration, decreased to $26.3 million compared to $27.4 million in the third quarter of 2003.

•        Operating income of $2.6 million for the fourth quarter of 2003 compares to operating losses in the previous eight quarters.

•        A net profit after tax on a GAAP basis of $8.9 million, equal to $0.06 per diluted share compares to a loss in the third quarter of $5.8 million. The results include a one-time gain net of other impairments of $6.2 million from the settlement of a previously impaired promissory note and an income tax benefit of $1.9 million due to settlements of prior year taxes.

•        Cash, cash equivalents and short and long term investments increased by $22.3 million during the fourth quarter to $400.3 million at quarter end.

Summary Financial Results for the Year Ended December 31, 2003:

•        Revenues were $312.3 million for 2003 which was an increase of 16.8% over the revenues of $267.3 million for 2002, due to improved sales of products for wireless phones and inclusion of the results of TriQuint Optoelectronics for the full year.

•        The net loss on a GAAP basis improved from a loss of $158.6 million in 2002 to $73.0 million in 2003. The results from both years include several significant items which are more fully explained on the enclosed supplemental pro-forma reconciliation.

Commenting on the results for the quarter and year ended December 31, 2003, Ralph Quinsey, President and CEO, stated, “I am pleased with our performance during the fourth quarter. We believe our strategic focus and the investments we put in place last year are beginning to yield results.  In 2004, we expect to see continued success with our new products and the favorable impact of a stronger economic environment across our diversified markets.”

Outlook for the First Quarter and Full Year 2004:

For the quarter ending March 31, 2004, TriQuint is raising revenue guidance from a range of $77 million to $80 million, previously forecasted to a range of $81 million to $83 million with a gross profit margin of 31% to 33%. TriQuint projects operating expenses will range from $28 million to $29 million producing breakeven to a slight operating loss for the first quarter of 2004. TriQuint expects its net loss after interest expense and taxes to be between $1 million and $3 million. The guidance is being raised due to continued strong shipments and bookings to date in the first quarter of 2004.

TriQuint is forecasting its revenue for the full year 2004 to improve over 2003 due to continued strength in the wireless phone market, coupled with stability in the optical network market, recovery in the network infrastructure market and a stable outlook for our defense business. TriQuint expects revenues for the full year to increase at least 10% over the 2003 results and to range from $340 million to $355 million. TriQuint also anticipates that its gross margin will improve and will range from 32% to 34% for 2004 compared to 27.9% for 2003. TriQuint expects its operating income to improve substantially from a loss of $74.4 million in 2003 to near breakeven or better for 2004.

A summary table of TriQuint’s financial guidance for 2004 is available on the “Investors” section of TriQuint’s web site.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 567095#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The Company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications.  The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, production plants in Costa Rica and Mexico, and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are certified to the ISO9001 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at (503) 615-9000 (fax (503) 615-8900).  Visit the TriQuint web site at http://www.tqs.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s anticipated revenue, operating results and projected earnings per share and customer acceptance and demand for TriQuint’s products involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements. A number of factors affect TriQuint’s operating results and could cause its actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to its respective markets, the demand for its components for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and the utilization and performance of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations.  Results could differ materially based on various factors, including TriQuint’s performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. We do not assume the obligation to update any forward-looking statements.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Quarters Ended			Years Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002 (1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$89,008	$78,794	$72,710	$312,272	$267,313
Cost of sales	60,091	55,351	46,096	225,264	172,197
Gross profit	28,917	23,443	26,614	87,008	95,116
Operating expenses:
Research, development and engineering	14,137	15,834	16,439	65,033	58,547
Selling, general and administrative	12,155	11,536	11,593	51,415	42,889
Impairment of long lived assets	—	—	88,911	—	94,740
Acquisition related costs	—	—	—	500	8,575
Severance costs	—	—	—	2,484	1,011
Lease termination costs	—	—	—	41,962	—
Total operating expenses	26,292	27,370	116,943	161,394	205,762
Income (loss) from operations	2,625	(3,927)	(90,329)	(74,386)	(110,646)

Interest income (expense) and other	(1,845)	(1,530)	(460)	(6,199)	(532)
Impairment of equity investments	(2,237)	(150)	(15,678)	(2,387)	(23,778)
Recovery of previously impaired investment	8,450	—	—	8,450
Gain on retirement of debt	—	—	—	—	6,009
Other income	—	—	—	—	4,628
Other income (expense), net	4,368	(1,680)	(16,138)	(136)	(13,673)
Income (loss) before income tax	6,993	(5,607)	(106,467)	(74,522)	(124,319)
Income tax expense (benefit)	(1,868)	157	43,113	(1,544)	34,241
Net income (loss)	$8,861	$(5,764)	$(149,580)	$(72,978)	$(158,560)

Per share data:
Net income (loss) per share - basic	$0.07	$(0.04)	$(1.13)	$(0.54)	$(1.20)

Weighted-average common shares	134,693,655	134,186,955	132,732,952	133,920,188	131,969,397

Net income (loss) per share - diluted	$0.06	$(0.04)	$(1.13)	$(0.54)	$(1.20)
Weighted-average common and common equivalent shares	140,605,721	134,186,955	132,732,952	133,920,188	131,969,397

(1) - Derived from audited financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2003	September 30, 2003	December 31, 2002
	(Unaudited)	(Unaudited)	(Audited)
Assets
Current assets:
Cash, cash equivalents and investments	$302,130	$291,434	$335,913
Accounts receivable, net	41,911	46,457	34,977
Inventories, net	65,286	64,076	36,283
Other current assets	17,618	10,039	9,621
Assets held for sale, net	24,423	24,528	—
Total current assets	451,368	436,534	416,794

Long-term investments in marketable securities	98,134	86,522	131,127
Property, plant, equipment and other, net	243,298	262,673	292,745
Total assets	$792,800	$785,729	$840,666

Liabilities and Stockholders’ Equity
Current liabilities:
Current installment of long-term debt	$—	$—	$341
Accounts payable and accrued expenses	55,717	62,545	39,348
Total current liabilities	55,717	62,545	39,689

Deferred tax liabilities	7,607	6,572	6,550
Long-term liabilities, less current installments	269,355	269,424	268,755
Total liabilities	332,679	338,541	314,994
Stockholders’ equity	460,121	447,188	525,672
Total liabilities and stockholders’ equity	$792,800	$785,729	$840,666

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarters Ended			Years Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	67.5%	70.2%	63.4%	72.1%	64.4%
Gross profit	32.5%	29.8%	36.6%	27.9%	35.6%
Operating expenses:
Research, development and engineering	15.9%	20.1%	22.6%	20.8%	21.9%
Selling, general and administrative	13.7%	14.6%	15.9%	16.5%	16.0%
Impairment of long lived assets	0.0%	0.0%	122.3%	0.0%	35.5%
Acquisition related costs	0.0%	0.0%	0.0%	0.2%	3.2%
Severance costs	0.0%	0.0%	0.0%	0.8%	0.4%
Lease termination costs	0.0%	0.0%	0.0%	13.4%	0.0%
Total operating expenses	29.6%	34.7%	160.8%	51.7%	77.0%
Income (loss) from operations	2.9%	-4.9%	-124.2%	-23.8%	-41.4%

Interest income (expense) and other	-2.0%	-2.0%	-0.6%	-2.0%	-0.2%
Impairment of equity investments	-2.5%	-0.2%	-21.6%	-0.8%	-8.9%
Recovery of previously impaired investment	9.5%	0.0%	0.0%	2.7%	0.0%
Gain on retirement of debt	0.0%	0.0%	0.0%	0.0%	2.3%
Other income	0.0%	0.0%	0.0%	0.0%	1.7%
Other income (expense), net	5.0%	-2.2%	-22.2%	-0.1%	-5.1%
Income (loss) before income tax	7.9%	-7.1%	-146.4%	-23.9%	-46.5%
Income tax expense (benefit)	-2.1%	0.2%	59.3%	-0.5%	12.8%
Net income (loss)	10.0%	-7.3%	-205.7%	-23.4%	-59.3%

SUPPLEMENTAL PRO FORMA DISCLOSURES*

Reconciliation of GAAP to Pro Forma Earnings Statement

(Unaudited)

(In thousands, expect per share amounts)

	Quarters Ended			Years Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net income (loss) as reported, (GAAP)	$8,861	$(5,764)	$(149,580)	$(72,978)	$(158,560)
Adjustments to net income (loss):
plus acquisition related costs	—	—	—	500	8,575
plus severance costs	—	—	—	2,484	1,011
plus lease termination costs	—	—	—	41,962	—
plus impairment of long lived and intangible assets	—	—	88,911	—	94,740
plus impairment of equity investments	2,237	150	15,678	2,387	23,778
plus valuation allowance on deferred tax assets	—	—	43,113	—	34,241
less gain from previously impaired investment	(8,450)	—	—	(8,450)	—
less foreign currency gains, net	—	—	—	—	(4,570)
less gain on retirement of debt	—	—	—	—	(6,009)
Subtotal adjustments	(6,213)	150	147,702	38,883	151,766
Tax expense (benefit) on adjustments computed at the effective tax rate for the period	1,660	—	—	(805)	—
Pro forma net income (loss)	$988	$(5,614)	$(1,878)	$(33,290)	$(6,794)

Pro forma net income (loss) per share
Basic	$0.01	$(0.04)	$(0.01)	$(0.25)	$(0.05)
Diluted	$0.01	$(0.04)	$(0.01)	$(0.25)	$(0.05)

Net income (loss) per share as reported, (GAAP)
Basic	$0.07	$(0.04)	$(1.13)	$(0.54)	$(1.20)
Diluted	$0.06	$(0.04)	$(1.13)	$(0.54)	$(1.20)

* To supplement our consolidated financial statements presented in accordance with GAAP, TriQuint uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results to exclude certain non-cash charges, severance costs and gains.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide investors and management with an alternative method for assessing TriQuint’s operating results in a manner that is focused on the performance of TriQuint’s ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.